EXHIBIT 12.1

                                   Enzon, Inc.
                       Ratio of Earnings to Fixed Charges
                                 (in thousands)

                                                           Years ended June 30,
                                       --------------------------------------------------------------
                                         2001      2000       1999       1998       1997       1996
                                       --------------------------------------------------------------
Net Income (Loss)                      $11,525   ($6,306)   ($4,919)   ($3,617)   ($4,557)   ($5,175)
Add:
   Fixed Charges                           557       352        468        597        546        498
Less:
   Capitalized interest                     --        --         --         --         --         --
                                       --------------------------------------------------------------
Net Income (Loss) as adjusted          $12,082   ($5,954)   ($4,451)   ($3,020)   ($4,011)   ($4,677)
                                       ==============================================================
Fixed charges:
   Interest (gross)                    $   275   $     4    $     8    $    14    $    15    $    13
   Portion of rent representative of
          the interest factor              282       348        460        583        531        485
                                       --------------------------------------------------------------
Fixed charges                          $   557   $   352    $   468    $   597    $   546    $   498
                                       --------------------------------------------------------------
Deficiency of earnings available
          to cover fixed charges           N/A   ($6,306)   ($4,919)   ($3,617)   ($4,557)   ($5,175)
                                       ==============================================================
Ratio of earnings to fixed charges        22:1       N/A        N/A        N/A        N/A        N/A


                                      E-13